Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER U-________	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

SYMMETRY HOLDINGS INC.

CUSIP

UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _______________________________________________________________________________

____________________________ is the owner of __________________________________________________________

_________________________ Units.

Each unit (a “Unit”) consists of one (1) share of common stock, par value $.001 per share (the “Common Stock”), of SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), and one warrant (a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s consummation of the Initial Business Combination (as defined in its Amended and Restated Certificate of Incorporation, as in effect on the date of the closing of the Company’s initial public offering of Units (the “Offering”)) or (ii) ______________, 2007 and will expire at 5:00 p.m. New York City Time on _______________, 2010, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate will trade separately beginning on the 20th trading day following the earlier to occur of the expiration of the underwriters’ over-allotment option granted by the Company in connection with the Offering or the exercise of such option in full; provided, however, that the representative of the underwriters of the Offering and the Company have agreed not to take action to allow separate trading of the Common Stock and Warrants until the Company files an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering. The terms of the Warrants are governed by a Warrant Agreement dated as of _____________, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, NY 10004, and are available to any Warrant holder on written request and without charge. This certificate is not valid unless countersigned by the Warrant Agent.

The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant underlying any Unit evidenced by this certificate and shall have no obligation to settle in any other manner the Warrant exercise unless a registration statement under the Securities Act of 1933 (the “Securities Act”) with respect to the issuance of the securities that shall have been issuable upon such exercise is effective or (ii) in the opinion of counsel to the Company, the issuance of securities issuable upon exercise of the Warrants underlying the Units evidenced by this certificate is exempt from the registration requirements of the Securities Act and, in all cases, unless issuance of such securities is qualified or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder of such Warrant resides. If such registration statement is not effective or the issuance of such securities is not exempt as described in the preceding sentence, the registered holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event shall the Company be liable for, or shall any registered holder of Warrants be entitled to receive, (a) any net-cash settlement or other consideration in lieu of physical settlement in securities or (b) unless the conditions and requirements set forth in Sections 3.3.3 and 7.4 of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company dated as of ____________ shall have been satisfied, physical settlement in securities upon exercise of any Warrant due to the inability to exercise any Warrant, or otherwise.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated ______________________

By ____________________________	By ____________________________
Chief Executive Officer	President

SYMMETRY HOLDINGS INC.

CORPORATE

SEAL

2006

DELAWARE

SYMMETRY HOLDINGS INC.

THE CORPORATION WILL FURNISH, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A DESCRIPTION OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS, OF EACH CLASS OF CAPITAL STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE. SUCH REQUEST SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ______________________ as Custodian for _______________________

(Cust) (Minor)
under Uniform Gifts to Minors Act of ________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, the undersigned, _________________________________, hereby sell, assign and transfer unto __________________________________________________________________________

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

Units represented by the within certificate, and do hereby irrevocably constitute and appoint

______________________________________ Attorney to transfer the said Units on the books of the within-

named Corporation with full power of substitution in the premises.

__________________________________
                                                                                                                              (Signature)

NOTICE: The signature to this assignment must
correspond with the name as written upon the
face of the certificate in every particular,
without alteration or enlargement or any
change whatever.

__________________________________
                                                                                                                                (Dated)

__________________________________
                (Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).